Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES START-UP OF RUSTLER BREAKS CRYOGENIC NATURAL GAS PROCESSING PLANT

DALLAS, Texas, August 29, 2016 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced the successful start-up last week of the Black River cryogenic natural gas processing plant Matador built in its Rustler Breaks prospect area in the Delaware Basin of Eddy County, New Mexico. The Black River processing plant has an inlet capacity of approximately 60 million cubic feet of natural gas per day, which is almost twice the size of the previous cryogenic processing plant Matador built in its Wolf prospect area and subsequently sold to an affiliate of EnLink Midstream, LLC. This new plant will support Matador’s ongoing and future development efforts at Rustler Breaks. Matador has also completed the installation and testing of a 12-inch natural gas gathering line running throughout the length of its Rustler Breaks acreage position, and this natural gas gathering line is now operational and being used to gather much of Matador’s natural gas production at Rustler Breaks.

Mr. Joseph Wm. Foran, Chairman and Chief Executive Officer of Matador, said, “We are excited to announce we have successfully brought the Black River cryogenic processing plant online both on time and on budget. The plant provides Matador with priority one takeaway and processing for our Rustler Breaks natural gas production and should also provide additional income through the processing of third-party natural gas. As a result of the strong execution of our midstream team, we believe we have generated significant value for our shareholders. These efforts include ensuring adequate firm takeaway capacity for our natural gas production in the Rustler Breaks prospect area and continuing to operate the salt water disposal assets and the three separate pipeline systems, which we retained in Wolf and which gather oil, natural gas, and water for our growing production in the area.”

Please direct any commercial inquiries about the Rustler Breaks natural gas processing plant and related gathering and processing services provided in the Rustler Breaks area to Matt Spicer, Vice President and General Manager of Midstream, at (972) 371-5200 or midstream@matadorresources.com.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to integrate acquisitions, including the merger with Harvey E. Yates Company; its ability to make other acquisitions on economically acceptable terms; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
(972) 371-5225
mschmitz@matadorresources.com